Exhibit 99.1

Cenuco and Lander Agree to Merge

BOCA RATON, Fla. & LAWRENCEVILLE, N.J.—(BUSINESS WIRE)—March 17, 2005—Cenuco, Inc. (AMEX:ICU - NEWS) and the parent company of Lander Co., Inc., a privately-held company, today announced that the two companies agreed to merge in an all stock transaction. Following the merger, the two existing businesses will remain focused in their respective current markets but plan to integrate select overhead and administrative functions to reduce operating costs.

Cenuco develops and markets wireless data applications, with a focus on live video streaming to cellular devices across any carrier or handset platform. With strategic relationships including Intel, Qualcomm, Microsoft, CellStar and numerous others, Cenuco provides cellular handset based remote video monitoring products and services, to general consumers and small businesses, as well as Federal customers. The Cenuco Wireless Data Product and Technologies group will continue to focus on the deployment of the next generation of remote monitoring technologies, technology licensing, additional cellular carrier rollouts, and existing as well as new private label engagements.

Founded in 1920, Lander is a recognized leader in the manufacture and sale of value priced consumer products available at Wal-Mart, Kmart, ShopRite, Walgreens, CVS and other leading retailers throughout North America.

“This transaction provides excellent diversification while allowing both organizations improved growth opportunities as a combined entity,” said Lander CEO Joseph A. Falsetti. “We see this merger as a positive strategic fit for both organizations.”

Steven M. Bettinger, President of Cenuco, added, “Our ultimate objective is to build value for our stockholders. We believe that this proposed merger can contribute significantly to this process. Our plan is for Cenuco and Lander to continue to focus on their current operations — Wireless Data Products and Technology, operating under the Cenuco name, and Consumer Products operating under the Lander name.”

Upon consummation of the merger, Cenuco’s current management team will remain as management of the Wireless Data Products and Technology Division and the following persons will join as the principal members of Cenuco’s management team: Joseph A. Falsetti, currently Chief Executive Officer of Lander and formerly with Unisys, will serve as President and CEO of Cenuco and Brian Geiger, currently Chief Financial Officer of Lander and formerly with Johnson & Johnson, will serve as Chief Financial Officer of Cenuco.

Upon consummation of the merger, Cenuco will issue to the owners of Lander shares of its common stock representing 65% of its outstanding stock after the merger. Immediately following the merger, the owners of Lander will own 65% of the outstanding shares of Cenuco common stock and existing Cenuco stockholders will own 35% of the outstanding shares. The closing of the merger is subject to, among other things, approval of Cenuco’s stockholders and is expected to occur in June, 2005.

About Cenuco

Cenuco, Inc. (the “Company”) develops wireless and internet based software solutions for transmitting live streaming video, and other targeted content, directly onto cellular phones and remote computers. The Company’s technology has applications in a variety of markets. The Company’s wireless data technology is primarily focused on wireless video monitoring solutions that allow users to view real-time streaming video of security cameras or video content feeds at their home or place of business from anywhere they receive a cellular connection, regardless of the cellular carrier, user’s location, or type of cellular phone or wireless device. The Company’s products address the fast-growing security, surveillance and Homeland Security markets, and some of its monitoring products have been listed on the Federal General Services Administration (GSA) schedule. These products have also been Windows Mobile Certified by Microsoft, have received BREW certification from Qualcomm, and are listed in the Intel Mobility Catalog. Visit HTTP://WWW.CENUCO.COM for additional information.

About Lander

Lander Co., Inc. and its Canadian affiliate, Lander Co. Canada Limited (“Lander”), manufacture, market and distribute leading value brand (LANDER) health and beauty care products. Lander also produces private label brands for a limited number of top retailers. Lander has a category leadership position in the rapidly growing marketplace for value health and beauty care products - sold in dollar stores and value-focused retailers such as Wal-Mart and Kmart. Visit HTTP://WWW.LANDER-HBA.COM for additional information.

The Lander brand is recognized as the largest specialty bath brand as reported in 2004 by Information Resources, Inc. (IRI), a global provider of market content and business performance management within consumer goods and retail industries. Lander is headquartered in Lawrenceville, New Jersey. Lander operates two manufacturing and distribution facilities, one in Binghamton, New York and the other in Toronto, Canada.

About the Merger

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information including the financial statements of Lander. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at HTTP://WWW.SEC.GOV. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: Steven Bettinger, Chief Executive Officer and President, Cenuco, Inc., 6421 Congress Avenue, Suite 201, Boca Raton, FL 33487, Telephone: 561-997-2602.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition. Information concerning the interests of Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-KSB, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995. Such statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s inability to close the merger with Lander, the Company’s inability to obtain the anticipated benefits of the Lander merger, the Company’s inability to increase sales to current customers and to expand its customer base, the merged company’s inability to consummate acquisitions or pursue growth opportunities, and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-KSB. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.

Contact:
     Cenuco, Inc., Boca Raton
     Jordan Serlin, 561-997-2602